UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 18, 2004

CHOICE HOTELS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13393	52-1209792
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

10750 Columbia Pike, Silver Spring, Maryland	20901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (301) 592-5000

Item 9.	Regulation FD Disclosure.

Choice Hotels International, Inc. is furnishing the following pursuant to Item 9, “Regulation FD Disclosure.”

Choice Hotels International, Inc. made a presentation on Thursday March 18, 2004, at the JP Morgan Chase & Co.’s Gaming and Lodging Conference beginning at 8:00 am (PST) held at the Mandalay Bay Resort and Casino in Las Vegas, Nevada. The materials attached hereto as Exhibit 99.1 were presented at the meeting. The materials include certain non-GAAP financial measures. A reconciliation of those measures to the most directly related comparable GAAP measures was also presented at the meeting and is included in the presentation materials.

The attached materials and reconciliations are also available on the Choice Hotels’ Internet site, which may be accessed at www.choicehotels.com.

EXHIBIT INDEX

Exhibit No.	Description
99.1	Materials issued by Choice Hotels International, Inc. at the JP Morgan Chase & Co.’s Gaming and Lodging Conference on March 18, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 18, 2004	/s/	Joseph M. Squeri

(Joseph M. Squeri) Senior Vice President, Development and Chief Financial Officer